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                                                                    Exhibit 23.1

                          CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
Triangle Pharmaceuticals, Inc.:

     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated February 27, 1997 appearing on page 44 of the Company's Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the reference to us under the heading "Experts."


/s/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP
Raleigh, North Carolina
January 19, 1998